UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2013

SOLARFLEX CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver Street, 11th Floor Ramat Gan, Israel	52506
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-753-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013,Solarflex Corp ( the “Registrant”) entered into an Asset Purchase Agreement with International Executive Consulting SPRL (the “Seller”), organized under the laws of Belgium (the “Agreement”). Pursuant to the terms of the Agreement, the Registrant acquired certain machinery in consideration for a cash payment of $30,000 and the issuance of 6,000,000 shares of the Registrant’s common stock valued at $180,000 or $.03 per share, representing approximately 44% of the Registrant’s outstanding shares on the date of the Agreement. In addition, the Registrant has granted the Seller the right to designate one person to serve on the Registrant’s board of directors. The Agreement is attached as exhibit 10.2 to this Form 8-K

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.2	Assets Purchase Agreement between the Company and International Executive Consulting SPRL, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOLARFLEX CORP.

By:	/s/ Sergei Rogov
Name:	Sergei Rogov
Title:	Chief Executive Officer

Date: May 20,  2013